EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Lynn Kettleson

Clarke Communications Group
lkettleson@clarkecommgroup.com
(978) 463-7952

Advanced Magnetics, Inc. Announces European Partner Files Marketing Authorization Application for Combidex® With EMEA

CAMBRIDGE, MA, (December 6, 2006) -- Advanced Magnetics, Inc. (NASDAQ: AMAG) today announced that its European partner, Guerbet S.A. of France, submitted a marketing authorization application (MAA), the European equivalent of a New Drug Application, for Combidex®, Advanced Magnetics’ investigational functional molecular imaging agent for use in conjunction with magnetic resonance imaging to aid the differentiation of normal from metastatic lymph nodes, to the European Medicines Agency (EMEA).

According to a press release by Guerbet issued on December 4, 2006, the MAA was submitted to the EMEA seeking approval of Combidex under the trade name Sinerem™ as an aid in the differentiation of lymph nodes in patients with pelvic cancers, including prostate, bladder and uterus cancer. Guerbet announced that the MAA will be reviewed by the United Kingdom and Ireland, and subject to approval in Europe, Guerbet stated that it plans to launch the product in Germany and the United Kingdom during the second quarter of 2008. Guerbet also announced that it will file an application for Sinerem in Switzerland before the end of 2006.

Advanced Magnetics and Guerbet are parties to a supply and distribution agreement whereby Advanced Magnetics granted Guerbet an exclusive right to manufacture and sell Combidex in certain countries in the European Union, South America, the Middle East, Southeast Asia, South Africa, Mexico and Eastern Europe. For more information about Guerbet, please go to www.guerbet.com. Sinerem is a trademark of Guerbet S.A. and is registered in France and other jurisdictions.

Combidex is an investigational functional molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging, or MRI, to aid in the differentiation of cancerous from normal lymph nodes. We have granted exclusive rights to market and sell Combidex in the United States to Cytogen Corporation.

About Advanced Magnetics
Advanced Magnetics, Inc. is a developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. As a leader in our field, we are dedicated to the development and commercialization of our proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease. For more information about us, please visit our website at http://www.advancedmagnetics.com, the content of which is not part of this press release.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws. Any statements contained in this press release that do not describe historical facts, including but not limited to, statements regarding Guerbet’s plans to launch Sinerem™ in certain countries and its plans to seek approval for Sinerem™ in Switzerland are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include the following: (1) the possibility that the EMEA will not accept the MAA for review or will require additional information prior to commencing its review; (2) the possibility that the MAA will not be approved; (3) the possibility that even if approved, Guerbet will not launch the product in Europe as currently planned; (4) the possibility that Guerbet will not file an application for the product in Switzerland as currently planned; (5) uncertainties surrounding Guerbet's ability to market and sell the product; and (6) other risks identified in our Securities and Exchange Commission filings. We caution readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

# # #